Exhibit 99.1

PRESS RELEASE	Franklin Street Properties Corp.
401 Edgewater Place • Suite 200 • Wakefield, Massachusetts 01880 • (781) 557-1300 • www.franklinstreetproperties.com
Contact: John Demeritt (877) 686-9496	FOR IMMEDIATE RELEASE

FRANKLIN STREET PROPERTIES CORP. ANNOUNCES

FOURTH QUARTER & YEAR END 2012 RESULTS

Wakefield, MA—February 19, 2013—Franklin Street Properties Corp. (the “Company”, “FSP”, “we” or “our”) (NYSE MKT: FSP), an investment firm specializing in real estate, announced today Funds From Operations (FFO) of $20.5 million or $0.25 per share for the fourth quarter ended December 31, 2012; and FFO of $79.0 million or $0.95 per share for the full year ended December 31, 2012. Net income was $5.5 million or $0.07 per share for the fourth quarter and $7.6 million or $0.09 per share for the year ended December 31, 2012.

The Company evaluates its performance based on FFO, Net Income and EPS and believes each is an important measure. A reconciliation of Net Income to FFO, which is a non-GAAP financial measure, is provided on page 3 of this press release.

	Three Months Ended December 31,			Year Ended December 31,
(in 000's except per share data)	2012	2011	Increase (Decrease)	2012	2011	Increase (Decrease)

Net Income	$5,460	$5,062	$397	$7,633	$43,524	$(35,891)

FFO	$20,515	$18,457	$2,058	$79,041	$71,210	$7,831
Per Share Data:
EPS	$0.07	$0.06	$0.01	$0.09	$0.53	$(0.44)
FFO	$0.25	$0.22	$0.03	$0.95	$0.87	$0.08

Weighted average shares (diluted)	82,937	82,937	—	82,937	81,857	1,080

Comparing results for the fourth quarter of 2012 to the same period in 2011, FFO increased $2.1 million or $0.03 per share. The FFO increase was primarily from higher property income due to three acquisitions completed since October 2011 and improved occupancy in our portfolio, and increased interest income from secured real estate loans, which was partially offset by higher interest expense and G&A. Net Income and EPS was $5.5 million or $0.07 per share for the fourth quarter of 2012 compared to net income of $5.1 million and $0.06 per share for the fourth quarter of 2011.

Comparing results for the year ended December 31, 2012 to 2011, FFO increased $7.8 million or $0.08 per share. The FFO increase was primarily from higher property income due to seven acquisitions completed since the start of 2011 and improved occupancy in our portfolio, and increased interest income from loans on secured real estate, which was partially offset by higher interest expense and G&A. Net Income and EPS was $7.6 million and $0.09 per share, respectively, for the year ended December 31, 2012 compared to net income of $43.5 million and $0.53 per share for the same period in 2011. For the year ended December 31, 2012, Net Income includes the effect of a loss from discontinued operations of $15.7 million or $0.19 per share. The loss included a $14.8 million loss on a property sold in December and $0.9 million in losses from the operations of the property we sold.

George J. Carter, President and CEO, commented as follows:

“For the fourth quarter of 2012, FSP's profits as represented by FFO totaled approximately $20.5 million or $0.25 per share, an increase of approximately $0.6 million or $0.01 per share compared to the third quarter of 2012. Dividend distributions declared for the fourth quarter of 2012, which are payable on February 14, 2013, will be approximately $15.8 million or $0.19 per share. For the full-year 2012, FSP’s profits as represented by FFO totaled approximately $79.0 million or $0.95 per share, an increase of approximately $7.8 million or $.08 per share compared to full-year 2011. We are optimistic about our potential for continued profit growth in 2013.

Our directly-owned real estate portfolio of 37 properties, totaling approximately 7,854,679 square feet, was approximately 94.0% leased as of December 31, 2012, up from approximately 89.9% leased at the end of the third quarter and up from approximately 88.7% leased as of December 31, 2011. The increase in the percentage of leased space for the fourth quarter and full-year 2012 continues to make a meaningful contribution to our profit growth. Our property portfolio of primarily suburban office assets has relatively modest lease expirations over the next two years which we have continued to proactively reduce during the course of 2012. As of year-end 2012, only 3.55% of our commercial square footage is scheduled to expire in 2013 and, along with our improving occupancy levels, continues to allow overall tenant improvement expenditures and leasing costs to moderate in relation to the level of rental revenues being achieved.

There was one new real estate investment completed in the fourth quarter of 2012. On November 1, FSP completed the acquisition of a Class A suburban office property in Houston, Texas known as “Westchase I & II” for $154.8 million. The property is a two-building office complex totaling approximately 629,025 rentable square feet and is located in Houston’s Westchase District. Each building is 14 stories, and the entire property is approximately 96.3% leased to numerous tenants. FSP, its affiliates and predecessor have been investing in suburban Houston since 1993 and with the addition of this asset, we own five properties totaling approximately 1,515,682 square feet in Houston as of year-end 2012. Additional potential real estate investment opportunities are actively being explored and we would anticipate further real estate investments during 2013.

There were two property dispositions completed in the fourth quarter of 2012. First, one of our single–asset REIT affiliates, “FSP Phoenix Tower Corp.”, sold its 34-story 623,944 square foot office building in Houston, Texas for $123,750,000. FSP’s first mortgage loan of $15 million was repaid in full and our equity investment in Phoenix Tower realized a gain of $1.6 million. The second disposition was our Southfield, Michigan property on which we had taken an estimated provision for loss last quarter. We continuously review and evaluate our directly-owned portfolio of 37 properties for potentially advantageous dispositions and would anticipate further potential opportunities in the area during 2013.

As 2013 begins, FSP will focus on continuing to grow profits by (1) increasing occupancy and rents on its portfolio of properties while (2) acquiring additional real estate investments that have the potential to add to profits.

We are very optimistic about our prospects for growth during 2013 and beyond.”

__________________________________________________________________________________________

Dividend Announcement

On January 26, 2013, the Company announced that its Board of Directors declared a regular quarterly dividend for the three months ended December 31, 2012 of $0.19 per share of common stock payable on February 14, 2013 to stockholders of record on January 25, 2013.

Real Estate Update

Supplementary schedules provide property information for the Company’s owned real estate portfolio and for three non-consolidated REITs in which the Company holds preferred stock interests as of December 31, 2012. The Company will also be filing an updated supplemental information package that will provide stockholders and the financial community with additional operating and financial data. The Company will file this supplemental information package with the SEC and make it available on its website at www.franklinstreetproperties.com.

Earnings Call

A conference call is scheduled for February 20, 2013 at 10:00 a.m. (ET) to discuss the fourth quarter and 2012 results. To access the call, please dial 1-888-317-6016. Internationally, the call may be accessed by dialing 1-412-317-6016. To listen via live audio webcast, please visit the Webcasts & Presentations section in the Investor Relations section of the Company's website (www.franklinstreetproperties.com) at least ten minutes prior to the start of the call and follow the posted directions. The webcast will also be available via replay from the above location starting one hour after the call is finished.

__________________________________________________________________________________________

A reconciliation of Net Income to FFO is shown below and a definition of FFO is provided on Supplementary Schedule I. Management believes FFO is used broadly throughout the real estate investment trust (REIT) industry as a measurement of performance. The Company has included the NAREIT FFO definition in the table and notes that other REITs may not define FFO in accordance with the current NAREIT definition or may interpret the current NAREIT definition differently. The Company’s computation of FFO may not be comparable to FFO reported by other REITs or real estate companies that define FFO differently.

Reconciliation of Net Income to FFO:	Three Months Ended		Year Ended
	December 31,		December 31,

(In thousands, except per share amounts)	2012	2011	2012	2011

Net income	$5,460	$5,062	$7,633	$43,524
(Gain) loss on sale, less applicable income tax	526	—	14,826	(21,939)
GAAP (income) loss from non-consolidated REITs	(972)	(978)	(2,033)	(4,490)
Distributions from non-consolidated REITs	76	971	2,810	5,056
Depreciation & amortization	15,239	13,247	55,518	48,439
NAREIT FFO	20,329	18,302	78,754	70,590
Acquisition costs of new properties	186	155	287	620
Funds From Operations (FFO)	$20,515	$18,457	$79,041	$71,210

Per Share Data
EPS	$0.07	$0.06	$0.09	$0.53
FFO	$0.25	$0.22	$0.95	$0.87

Weighted average shares (basic and diluted)	82,937	82,937	82,937	81,857

________________________________________________________________________________________

Today’s news release, along with other news about Franklin Street Properties Corp., is available on the Internet at www.franklinstreetproperties.com. We routinely post information that may be important to investors in the Investor Relations section of our website. We encourage investors to consult that section of our website regularly for important information about us and, if they are interested in automatically receiving news and information as soon as it is posted, to sign up for E-mail Alerts.

About Franklin Street Properties Corp.

Franklin Street Properties Corp., based in Wakefield, Massachusetts, is focused on achieving current income and long-term growth through investments in commercial properties. The majority of FSP's property portfolio is suburban office buildings, with select investments in certain central business district properties. FSP is a Maryland corporation that operates in a manner intended to qualify as a real estate investment trust (REIT) for federal income tax purposes. To learn more about FSP please visit our website at www.franklinstreetproperties.com.

Forward-Looking Statements

Statements made in this press release that state FSP’s or management’s intentions, beliefs, expectations, or predictions for the future may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. This press release may also contain forward-looking statements based on current judgments and current knowledge of management, which are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those indicated in such forward-looking statements. Accordingly, readers are cautioned not to place undue reliance on forward-looking statements. Investors are cautioned that our forward-looking statements involve risks and uncertainty, including without limitation, economic conditions in the United States, disruptions in the debt markets, economic conditions in the markets in which we own properties, risks of a lessening of demand for the types of real estate owned by us, changes in government regulations and regulatory uncertainty, uncertainty about governmental fiscal policy, geopolitical events and expenditures that cannot be anticipated such as utility rate and usage increases, unanticipated repairs, additional staffing, insurance increases and real estate tax valuation reassessments. See the “Risk Factors” set forth in Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2012, as the same may be updated from time to time in subsequent filings with the United States Securities and Exchange Commission. Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. We will not update any of the forward-looking statements after the date of this press release to conform them to actual results or to changes in our expectations that occur after such date, other than as required by law.

Franklin Street Properties Corp.

Earnings Release

Supplementary Information

Table of Contents

Franklin Street Properties Corp. Financial Results	A-C
Real Estate Portfolio Summary Information	D
Portfolio and Other Supplementary Information	E
Quarterly Information – Prior Four Quarters	F
Percentage of Leased Space	G
Largest 20 Tenants – FSP Owned Portfolio	H
Definition of Funds From Operations (FFO)	I

Franklin Street Properties Corp. Financial Results

Supplementary Schedule A

Condensed Consolidated Income (Loss) Statements

(Unaudited)

	For the Three Months Ended December 31,		For the Year Ended December 31,
(in thousands, except per share amounts)	2012	2011	2012	2011

Revenue:
Rental	$41,532	$36,744	$151,656	$134,238
Related party revenue:
Management fees and interest income from loans	1,801	1,051	10,947	4,046
Other	87	29	199	49
Total revenue	43,420	37,824	162,802	138,333

Expenses:
Real estate operating expenses	10,501	9,486	37,441	35,076
Real estate taxes and insurance	5,960	5,357	22,913	20,114
Depreciation and amortization	15,225	12,951	54,872	47,622
Selling, general and administrative	2,462	2,012	9,916	6,913
Interest	4,167	3,261	16,068	12,666

Total expenses	38,315	33,067	141,210	122,391

Income before interest income, equity in earnings of
non-consolidated REITs and taxes	5,105	4,757	21,592	15,942
Interest income	34	3	51	22
Equity in earnings of non-consolidated REITs	972	978	2,033	3,685

Income before taxes on income	6,111	5,738	23,376	19,649
Taxes on income	99	82	335	267

Income from continuing operations	6,012	5,656	23,341	19,382

Discontinued operations:
Income (loss) from discontinued operations, net of income tax	(26)	(594)	(882)	2,203
Gain (loss) on sale, less applicable income tax	(526)	—	(14,826)	21,939
Total discontinued operations	(552)	(594)	(15,708)	24,142

Net income (loss)	$5,460	$5,062	$7,633	$43,524

Weighted average number of shares outstanding,
basic and diluted	82,937	82,937	82,937	81,857

Earnings (loss) per share, basic and diluted, attributable to:
Continuing operations	$0.07	$0.07	$0.28	$0.24
Discontinued operations	—	(0.01)	(0.19)	0.29
Net income per share, basic and diluted	$0.07	$0.06	$0.09	$0.53

Franklin Street Properties Corp. Financial Results

Supplementary Schedule B

Condensed Consolidated Balance Sheets

(Unaudited)

	December 31,
(in thousands, except share and par value amounts)	2012	2011
Assets:
Real estate assets, net	$1,142,628	$991,225
Acquired real estate leases, less accumulated amortization
of $40,062 and $31,189, respectively	111,982	91,613
Investment in non-consolidated REITs	81,960	87,598
Assets held for sale	—	15,355
Cash and cash equivalents	21,267	23,813
Restricted cash	575	493
Tenant rent receivables, less allowance for doubtful accounts
of $1,300 and $1,235, respectively	1,749	1,460
Straight-line rent receivable, less allowance for doubtful accounts
of $135 and $135, respectively	35,441	28,502
Prepaid expenses	1,106	1,223
Related party mortgage loan receivables	93,896	140,516
Other assets	12,655	4,070
Office computers and furniture, net of accumulated depreciation
of $584 and $428, respectively	544	468
Deferred leasing commissions, net of accumulated amortization
of $11,812 and $9,139, respectively	23,376	22,325
Total assets	$1,527,179	$1,408,661

Liabilities and Stockholders’ Equity:
Liabilities:
Bank note payable	$216,750	$449,000
Term loan payable	400,000	—
Accounts payable and accrued expenses	31,122	26,446
Accrued compensation	2,540	2,222
Tenant security deposits	2,489	2,008
Other liabilities: derivative liability	1,219	—
Acquired unfavorable real estate leases, less accumulated amortization
of $4,870 and $3,759, respectively	8,310	7,618
Total liabilities	662,430	487,294

Commitments and contingencies

Stockholders’ Equity:
Preferred stock, $.0001 par value, 20,000,000 shares authorized, none issued or outstanding	—	—
Common stock, $.0001 par value, 180,000,000 shares authorized, 82,937,405 and 82,937,405 shares issued and outstanding, respectively	8	8
Additional paid-in capital	1,042,876	1,042,876
Accumulated other comprehensive loss	(1,219)	—
Accumulated distributions in excess of accumulated earnings	(176,916)	(121,517)
Total stockholders’ equity	864,749	921,367
Total liabilities and stockholders’ equity	$1,527,179	$1,408,661

Franklin Street Properties Corp. Financial Results

Supplementary Schedule C

Condensed Consolidated Statements of Cash Flows

(Unaudited)

	For the Year Ended December 31,
(in thousands)	2012	2011
Cash flows from operating activities:
Net income	$7,633	$43,524
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	57,500	50,261
Amortization of above market lease	71	(47)
Gain (loss) on sale, less applicable income tax	14,826	(21,939)
Equity in earnings of non-consolidated REITs	(2,033)	(3,086)
Distributions from non-consolidated REITs	705	3,474
Increase (decrease) in bad debt reserve	65	(365)
Changes in operating assets and liabilities:
Restricted cash	(82)	(73)
Tenant rent receivables	(354)	827
Straight-line rents	(4,464)	(9,878)
Lease acquisition costs	(2,520)	—
Prepaid expenses and other assets	(328)	1,611
Accounts payable, accrued expenses and other items	3,717	4,213
Accrued compensation	318	419
Tenant security deposits	481	78
Payment of deferred leasing commissions	(5,179)	(8,058)
Net cash provided by operating activities	70,356	60,961
Cash flows from investing activities:
Purchase of real estate assets, office computers and furniture	(183,868)	(174,020)
Acquired real estate leases	(37,302)	(62,230)
Investment in non-consolidated REITs	(1)	(10)
Distributions in excess of earnings from non-consolidated REITs	2,105	1,582
Investment in related party mortgage loan receivable	(74,580)	(82,832)
Repayment of related party mortgage loan receivable	121,200	—
Changes in deposits on real estate assets	—	200
Investment in assets held for syndication	—	2,230
Proceeds received on sales of real estate assets	157	96,790
Net cash used in investing activities	(172,289)	(218,290)
Cash flows from financing activities:
Distributions to stockholders	(63,032)	(62,177)
Proceeds from equity offering	—	18,001
Offering costs	—	(706)
Borrowings under bank note payable	294,750	449,000
Repayments of bank note payable	(527,000)	(209,968)
Borrowing (repayment) of term loan payable	400,000	(74,850)
Deferred financing costs	(5,331)	(5,388)
Swap termination payment	—	(983)
Net cash provided by financing activities	99,387	112,929
Net increase (decrease) in cash and cash equivalents	(2,546)	(44,400)
Cash and cash equivalents, beginning of year	23,813	68,213
Cash and cash equivalents, end of year	$21,267	$23,813

Franklin Street Properties Corp. Earnings Release

Supplementary Schedule D

Real Estate Portfolio Summary Information

(Unaudited & Approximated)

Commercial portfolio lease expirations (1)
	Total	% of
Year	Square Feet	Portfolio
2013	278,946	3.6%
2014	417,721	5.3%
2015	1,074,381	13.7%
2016	1,099,491	14.0%
2017	876,268	11.2%
Thereafter (2)	4,107,872	52.2%
	7,854,679	100.0%

(1)	Percentages are determined based upon square footage of expiring commercial leases.
(2)	Includes 472,776 square feet of current vacancies.

(dollars & square feet in 000's)	As of December 31, 2012
	# of		% of	Square	% of
State	Properties	Investment	Portfolio	Feet	Portfolio

Texas	11	$ 421,397	36.9%	2,657	33.8%
Colorado	4	122,335	10.7%	788	10.0%
Georgia	2	107,725	9.4%	774	9.9%
Virginia	4	99,295	8.7%	685	8.7%
Minnesota	2	39,899	3.5%	628	8.0%
Missouri	3	66,083	5.8%	477	6.1%
North Carolina	3	67,032	5.9%	431	5.5%
Illinois	2	49,869	4.3%	372	4.7%
Maryland	1	53,377	4.7%	326	4.2%
Florida	1	45,569	4.0%	213	2.7%
Indiana	1	34,777	3.0%	205	2.6%
California	2	21,444	1.9%	182	2.3%
Washington	1	13,826	1.2%	117	1.5%
	37	$ 1,142,628	100.0%	7,855	100.0%

Franklin Street Properties Corp. Earnings Release

Supplementary Schedule E

Portfolio and Other Supplementary Information

(Unaudited & Approximated)

Capital Expenditures
Owned Portfolio	Year Ended
(in thousands)	31-Dec-12	31-Dec-11

Tenant improvements	$ 13,037	$ 19,032
Deferred leasing costs	7,427	8,058
Building improvements	3,712	2,826
	$ 24,176	$ 29,916

Square foot & leased percentages	December 31,	December 31,
	2012	2011

Owned portfolio of commercial real estate (a)
Number of properties	37	36
Square feet	7,854,679	7,052,068
Leased percentage	94%	89%

Investments in non-consolidated REITs (b)
Number of properties	2	3
Square feet	1,392,316	2,001,542
Leased percentage	65%	87%

Single Asset REITs (SARs) managed
Number of properties	13	13
Square feet	3,323,566	3,322,639
Leased percentage	87%	80%

Total owned, investments & managed properties (a)
Number of properties	52	52
Square feet	12,570,561	12,376,249
Leased percentage	89%	86%

(a) 2011 Includes asset sold in 2012.
(b) 2011 Includes FSP Phoenix Tower Corp., which was sold in 2012.

The following table shows property information for our investments in non-consolidated REITs:

			Square	% Leased	% Interest
Single Asset REIT name	City	State	Feet	31-Dec-12	Held
FSP 303 East Wacker Drive Corp.	Chicago	IL	857,245	55.7%	43.7%
FSP Grand Boulevard Corp.	Kansas City	MO	535,071	80.5%	27.0%
			1,392,316	65.2%

Franklin Street Properties Corp. Earnings Release

Supplementary Schedule F: Quarterly Information

(Unaudited)

(in thousands)
	Q1	Q2	Q3	Q4	Annual
Revenue:	2012	2012	2012	2012	2012
Rental	$36,303	$35,570	$38,251	$41,532	$151,656
Related party revenue:
Management fees and interest income from loans	2,616	3,045	3,485	1,801	10,947
Other	34	39	39	87	199
Total revenues	38,953	38,654	41,775	43,420	162,802
Expenses:
Real estate operating expenses	8,697	8,604	9,639	10,501	37,441
Real estate taxes and insurance	5,696	5,493	5,764	5,960	22,913
Depreciation and amortization	13,071	13,004	13,572	15,225	54,872
Selling, general and administrative	2,077	2,236	3,141	2,462	9,916
Interest	3,677	4,037	4,187	4,167	16,068
Total expenses	33,218	33,374	36,303	38,315	141,210

Income before interest income, equity in earnings of non-consolidated REITs and taxes on income	5,735	5,280	5,472	5,105	21,592
Interest income	8	4	5	34	51
Equity in earnings of non-consolidated REITs	391	494	176	972	2,033

Income before taxes on income	6,134	5,778	5,653	6,111	23,676
Taxes on income	79	77	80	99	335

Income from continuing operations	6,055	5,701	5,573	6,012	23,341
Discontinued operations:
Income from discontinued operations, net of tax	(317)	(268)	(271)	(26)	(882)
Gain (loss) on sale, less applicable income tax	—	—	(14,300)	(526)	(14,826)
Total discontinued operations	(317)	(268)	(14,571)	(552)	15,708

Net income	$5,738	$5,433	$(8,998)	$5,460	$7,633

FFO calculations:

Net income	$5,738	$5,433	$(8,998)	$5,460	$7,633
Gain (loss) on sale, less applicable income tax	—	—	14,300	526	14,826
GAAP income from non-consolidated REITs	(391)	(494)	(176)	(972)	(2,033)
Distributions from non-consolidated REITs	929	898	907	76	2,810
Acquisition costs	—	—	101	186	287
Depreciation of real estate & intangible amortization	13,295	13,205	13,779	15,239	55,518

Funds From Operations (FFO)	$19,571	$19,042	$19,913	$20,515	$79,041

Franklin Street Properties Corp. Earnings Release

Supplementary Schedule G

Percentage of Leased Space

(Unaudited & Estimated)

				%	Third	%	Fourth
				Leased (1)	Quarter	Leased (1)	Quarter
			Square	as of	Average %	as of	Average %
	Property Name	Location	Feet	30-Sep-12	Leased (2)	31-Dec-12	Leased (2)

1	PARK SENECA	Charlotte, NC	109,406	77.3%	78.2%	79.3%	79.4%
2	HILLVIEW CENTER	Milpitas, CA	36,288	100.0%	100.0%	100.0%	100.0%
3	FOREST PARK	Charlotte, NC	62,212	100.0%	100.0%	100.0%	100.0%
4	CENTENNIAL	Colorado Springs, CO	110,405	85.4%	85.4%	85.4%	85.4%
5	MEADOW POINT	Chantilly, VA	138,537	100.0%	100.0%	100.0%	100.0%
6	TIMBERLAKE	Chesterfield, MO	232,766	97.0%	97.0%	97.0%	97.0%
7	FEDERAL WAY	Federal Way, WA	117,010	47.0%	47.0%	47.0%	47.0%
8	NORTHWEST POINT	Elk Grove Village, IL	176,848	100.0%	100.0%	100.0%	100.0%
9	TIMBERLAKE EAST	Chesterfield, MO	116,197	97.0%	97.0%	97.0%	97.0%
10	PARK TEN	Houston, TX	155,715	96.1%	96.1%	96.1%	96.1%
11	MONTAGUE	San Jose, CA	145,951	100.0%	100.0%	100.0%	100.0%
12	ADDISON	Addison, TX	293,787	98.4%	96.7%	98.4%	98.4%
13	COLLINS CROSSING	Richardson, TX	298,766	90.0%	88.5%	90.0%	90.0%
14	GREENWOOD PLAZA	Englewood, CO	196,236	48.9%	48.9%	100.0%	83.0%
15	RIVER CROSSING	Indianapolis, IN	205,059	97.0%	96.7%	92.2%	94.1%
16	LIBERTY PLAZA	Addison, TX	218,934	85.2%	85.2%	81.7%	82.9%
17	INNSBROOK	Glen Allen, VA	298,456	98.3%	98.3%	98.3%	98.3%
18	380 INTERLOCKEN	Broomfield, CO	240,184	89.5%	89.5%	89.5%	89.5%
19	BLUE LAGOON	Miami, FL	212,619	100.0%	100.0%	100.0%	100.0%
20	ELDRIDGE GREEN	Houston, TX	248,399	100.0%	100.0%	100.0%	100.0%
21	WILLOW BEND	Plano, TX	117,050	77.8%	77.8%	77.8%	77.8%
22	ONE OVERTON PARK	Atlanta, GA	387,267	94.6%	94.6%	94.6%	94.6%
23	390 INTERLOCKEN	Broomfield, CO	241,516	97.2%	97.2%	97.2%	97.2%
24	EAST BALTIMORE	Baltimore, MD	325,445	57.2%	57.5%	77.3%	77.3%
25	PARK TEN PHASE II	Houston, TX	156,746	100.0%	100.0%	100.0%	100.0%
26	LAKESIDE CROSSING I	Maryland Heights, MO	127,778	100.0%	100.0%	100.0%	100.0%
27	LOUDOUN TECH	Dulles, VA	135,888	100.0%	100.0%	100.0%	100.0%
28	4807 STONECROFT	Chantilly, VA	111,469	100.0%	100.0%	100.0%	100.0%
29	EDEN BLUFF	Eden Prairie, MN	153,028	100.0%	100.0%	100.0%	100.0%
30	121 SOUTH EIGHTH ST	Minneapolis, MN	475,303	91.1%	92.6%	90.6%	90.8%
31	EMPEROR BOULEVARD	Durham, NC	259,531	100.0%	100.0%	100.0%	100.0%
32	LEGACY TENNYSON CTR	Plano, TX	202,600	100.0%	100.0%	100.0%	100.0%
33	ONE LEGACY	Plano, TX	214,110	100.0%	100.0%	100.0%	100.0%
34	909 DAVIS	Evanston, IL	195,245	97.9%	96.9%	97.9%	97.9%
35	1410 EAST RENNER	Richardson, TX	122,300	100.0%	100.0%	100.0%	100.0%
36	ONE RAVINIA DRIVE	Atlanta, GA	386,603	84.5%	84.0%	91.0%	86.6%
37	WESTCHASE I & II	Houston, TX	629,025	n/a	n/a	96.3%	96.3%

	TOTAL WEIGHTED AVERAGE (3)		7,854,679	89.9%	89.8%	94.0%	92.4%

(1) % Leased as of month's end includes all leases that expire on the last day of the quarter.

(2) Average quarterly percentage is the average of the end of the month leased percentage for each of the 3 months during the quarter.

(3) Third & Fourth Quarter Total Weighted Averages include asset sold in December 2012 located in Southfield, Michigan with 214,697 sf

Franklin Street Properties Corp. Earnings Release

Supplementary Schedule H

Largest 20 Tenants – FSP Owned Portfolio

(Unaudited & Estimated)

The following table includes the largest 20 tenants in FSP’s owned portfolio based on leased square feet:

	As of December 31, 2012
				% of
	Tenant	Sq Ft	SIC Code	Portfolio
1	TCF National Bank	268,252	60	3.4%
2	Quintiles Transnational Corp	259,531	87	3.3%
3	CITGO Petroleum Corporation	248,399	29	3.2%
4	Burger King Corporation	212,619	58	2.7%
5	Denbury Onshore LLC	202,600	13	2.6%
6	RGA Reinsurance Company	197,354	63	2.5%
7	SunTrust Bank	182,888	60	2.3%
8	Citicorp Credit Services, Inc	176,848	61	2.3%
9	C.H. Robinson Worldwide, Inc	153,028	47	1.9%
10	T-Mobile South, LLC dba T-Mobile	151,792	48	1.9%
11	Houghton Mifflin Harcourt Publishing Company	150,050	27	1.9%
12	Petrobras America, Inc.	144,813	13	1.8%
13	Murphy Exploration & Production Company	144,677	13	1.8%
14	Giesecke & Devrient America, Inc.	135,888	73	1.7%
15	Monsanto Company	127,778	28	1.6%
16	Federal National Mortgage Association	123,144	61	1.6%
17	AT&T Services, Inc.	122,300	48	1.6%
18	Vail Holdings, Inc.	122,232	79	1.6%
19	Kaiser Foundation Health Plan, Inc.	120,979	64	1.5%
20	Northrop Grumman Systems Corporation	111,469	73	1.5%
	Total	3,356,641		42.7%

	(a) Based on rentable square footage

Franklin Street Properties Corp. Earnings Release

Supplementary Schedule I

Definition of Funds From Operations (“FFO”),

The Company evaluates performance based on Funds From Operations, which we refer to as FFO, as management believes that FFO represents the most accurate measure of activity and is the basis for distributions paid to equity holders. The Company defines FFO as net income (computed in accordance with GAAP), excluding gains (or losses) from sales of property and acquisition costs of newly acquired properties that are not capitalized, plus depreciation and amortization, including amortization of acquired above and below market lease intangibles and impairment charges, and after adjustments to exclude non-cash income (or losses) from non-consolidated or Sponsored REITs, plus distributions received from non-consolidated or Sponsored REITs.

FFO should not be considered as an alternative to net income (determined in accordance with GAAP), nor as an indicator of the Company’s financial performance, nor as an alternative to cash flows from operating activities (determined in accordance with GAAP), nor as a measure of the Company’s liquidity, nor is it necessarily indicative of sufficient cash flow to fund all of the Company’s needs.

Other real estate companies and the National Association of Real Estate Investment Trusts, or NAREIT, may define this term in a different manner. We have included the NAREIT FFO definition in our table and note that other REITs may not define FFO in accordance with the current NAREIT definition or may interpret the current NAREIT definition differently than we do.

We believe that in order to facilitate a clear understanding of the results of the Company, FFO should be examined in connection with net income and cash flows from operating, investing and financing activities in the consolidated financial statements.